                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) November 5, 1998


                       PAN PACIFIC RETAIL PROPERTIES, INC.
                       -----------------------------------
             (Exact Name of Registrant as Specified in its Charter)



              Maryland                 001-13243              33-0752457
              --------                 ---------              ----------
(State or other jurisdiction of       (Commission           (IRS Employer
 incorporation or organization)       File Number)       Identification No.)



     1631-B South Melrose Drive
         Vista, California                                    92083
         -----------------                                    -----
(Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (760) 727-1002



                                      N.A.
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.        Acquisition or Disposition of Assets.

        On October 9, 1998, Pan Pacific Retail Properties, Inc. (the "Registrant") as "Managing Member" of Pan Pacific (Portland), LLC, a newly formed limited liability company ("PPP"), and Portland Fixture Limited Partnership, PFMGP, Inc., Byron P. Henry and Steven J. Oliva, collectively the "Non-Managing Members", executed an Amended and Restated Limited Liability Company Agreement of Pan Pacific (Portland), LLC. Upon consummation of certain transactions contemplated by the Amended and Restated Limited Liability Company Agreement of PPP and related agreements, the Registrant will own approximately 56%, subject to adjustment, of the limited liability company with the balance owned by the Non-Managing Members.

        Pursuant to the aforementioned agreements, on November 5, 1998, PPP acquired Sunset Mall, a 112,746 square foot neighborhood shopping center located in Portland, Oregon, by acquiring MIKZ Development, LLC ("MIKZ"), the entity which owns Sunset Mall. MIKZ was acquired pursuant to a Contribution Agreement, dated September 23, 1998, and related amendments. The purchase price, net of associated debt of $7,576,000, was $4,442,000. PPP issued 198,597 LLC units in exchange for all of the outstanding LLC units of MIKZ Development, LLC. As of the closing, MIKZ Development LLC's name was changed to Pan Pacific (Sunset
Mall), LLC. The Sunset Mall property will continue to be operated as a shopping center.

        Pursuant to the aforementioned agreements, on November 9, 1998, PPP acquired a 99% ownership interest in three shopping centers located in Oregon by acquiring Smudik Development, LLC ("Smudik") the entity which owns the three shopping centers. The 99% interest in Smudik was acquired pursuant to a Contribution Agreement, dated September 23, 1998, and related amendments. The purchase price, net of associated debt of $16,995,000, was $13,831,000. PPP issued 634,019 LLC units in exchange for 99% of the outstanding LLC units of Smudik. The remaining 1% interest in Smudik was acquired for cash by the Registrant through a newly formed wholly-owned corporate subsidiary. The three properties owned by Smudik are Sandy Marketplace, a 98,638 square foot neighborhood shopping center located in Sandy, Oregon, Southgate Shopping Center, a 50,862 square foot shopping center located in Milwaukie, Oregon and Oregon City Shopping Center, a 238,711 community shopping center located in Oregon City, Oregon. As of the closing, Smudik Development, LLC's name was changed to Pan Pacific (Clackamas), LLC. The properties will continue to be operated as shopping centers.

Item 7.        Financial Statements and Exhibits.

               (a)    Financial Statements.

                      It is impracticable to provide the required financial statements of the real estate assets acquired at this time. The required financial statements of the real estate assets acquired will be filed by amendment as soon as practicable, but not later than January 19, 1999.

               (b)    Pro Forma Financial Information.

                      It is impracticable to provide the required pro forma financial information of the real estate assets acquired at this time. The required pro forma financial information of the real estate assets acquired will be filed by amendment as soon as practicable, but not later than January 19, 1999.

               (c)    Exhibits.

                      The Exhibits to this report are listed on the Exhibit Index set forth elsewhere herein.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 10, 1998.


                                        PAN PACIFIC RETAIL PROPERTIES, INC.


                                        By:/s/ Stuart A. Tanz
                                           -------------------------------------
                                           Stuart A. Tanz
                                           President and Chief Executive Officer



                                        By:/s/ David L. Adlard
                                           -------------------------------------
                                           David L. Adlard
                                           Executive Vice President and
                                           Chief Financial Officer



                                        By:/s/ Laurie A. Sneve
                                           -------------------------------------
                                           Laurie A. Sneve, CPA
                                           Vice President and Controller

                       PAN PACIFIC RETAIL PROPERTIES, INC.

                                  EXHIBIT INDEX



Number and Description of Exhibit

99.1 Amended and Restated Limited Liability Company Agreement of Pan Pacific (Portland), LLC dated October 9, 1998 (previously filed as exhibit 99.1 to the Registrant's Form 8-K filed on October 23, 1998 and incorporated herein by this reference).

99.2 Contribution Agreement (for MIKZ Development, LLC) dated September 23, 1998, with First Amendment to Contribution Agreement dated October 30, 1998 and Second Amendment to Contribution Agreement dated November 4, 1998.

99.3 Contribution Agreement (for Smudik Development, LLC) dated September 23, 1998, with First Amendment to Contribution Agreement dated October 30, 1998 and an Amendment to the Contribution Agreement dated November 9, 1998.